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                                                                   EXHIBIT 10.21

                             BROADBAND SPORTS, INC.
                             ADVERTISING AGREEMENT

     This Advertising Agreement (this "Agreement") is made and entered into as of April 12, 2000 (the "Effective Date"), by and between DIRECTV, Inc., a California corporation ("DIRECTV") and Broadband Sports, Inc., a Delaware corporation ("BBS"). DTV and BBS shall each constitute a "Party" under this Agreement and shall collectively constitute the "Parties" under this Agreement.

                                   RECITALS

     WHEREAS, DIRECTV has established a direct broadcast satellite ("DBS") service-based multi-channel distribution system in the USA currently known as "DIRECTV";

     WHEREAS, an important component of DIRECTV's programming format for the DTV System is sports programming and packages of sports programming;

     WHEREAS, BBS is a leading provider of content to sports enthusiasts and operates, programs or controls a number of on-line websites and other on-line destinations devoted to sports;

     WHEREAS, BBS and DIRECTV desire to enter into this Agreement to set forth the terms upon which the Parties may engage in advertising/promotional opportunities;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, BBS and DIRECTV agree as set forth herein:

1.   DEFINITIONS:
     -----------

     The following terms and variations thereof, as used herein, shall have the meanings listed below. Terms not defined in this Section shall have the meanings ascribed to them elsewhere in the Agreement.

     "Affiliated Company": With respect to any Person, another Person controlled by, under common control with or controlling (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) such Person.

     "BBS Advertising": Advertising Impressions on the BBS Properties.

     "BBS Properties": Internet web sites on the World Wide Web that are owned, managed, maintained or otherwise controlled by BBS or its agents from time to time. As of the Effective Date, the BBS Properties includes AthletesDirect, College Sports Xchange, Pro Sports Xchange, RotoNewsDirect, SportsAuthenticsDirect and SportsWritersDirect.

     "Competing Multi-Channel System": Any multi-channel television distribution system, including without limitation any multi-channel cable or satellite-delivered television distribution system, operated wholly or
     predominantly in the USA, other than the DTV System.   By way of example
     (but not limitation), a Competing Multi-Channel System would include, for example, the Dish Network and Time Warner Cable, but would not include, for example,




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     "DTV Programming Services":  Any programming service, whether owned or operated by DTV or by a third Person, distributed over the DTV System to DTV Subscribers.

     "DTV System": The DBS service owned and operated by DIRECTV and/or its Affiliates currently known as "DIRECTV" which utilizes DBS communications satellites located at 101 degrees W.L. to provide programming to subscribers in the United States (and any successor service).

     "DTV Subscribers": Those customers (both residential and non-residential customers) authorized by DTV to receive the DTV System.

     "Impression": An on-line user's exposure to an advertisement, including, without limitation, to the applicable advertiser's trademark or logo; or any teaser, icon, or link to an Internet site of or designated by such advertiser.

     "Internet Sports Provider": An on-line service, web-site or Internet destination that features, as its predominant category of content, any or any combination of the following: sports-related news, sports information, sports programming, sales of sports-related memorabilia and/or sales of licensed professional/collegiate team wear, apparel or products.

     "Laws": Any FCC and any other governmental (whether international, federal, state, municipal or otherwise) statute, law, rule, regulation, ordinance, code, directive and order, including, without limitation, any court order.

     "Person": Any natural person, corporation, division of a corporation, partnership, trust, joint venture, limited liability company, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Professional League Packages" Those "season packages" of live professional sports league programming made available by DIRECTV to its DTV Subscribers. The Professional League Packages currently made available by DTV are the "MLB Extra Innings" package (comprised of Major League Baseball games) (the "MLB Package"), "NFL Sunday Ticket" package (comprised of National Football League games) (the "NFL Package"), the "NBA League Pass" package (comprised of National Basketball Association games) (the "NBA Package") and the "NHL:
     Center Ice" package (comprised of National Hockey League games) (the "NHL Package").

2.     ADVERTISING PLACEMENT COMMITMENT:
       --------------------------------

     2.1  Aggregate Commitment: DIRECTV hereby agrees to purchase BBS
          --------------------
          Advertising in the amount of $7,625,000, in the aggregate, for Impressions in the period commencing on the Effective Date and ending June 30, 2002 (the "Initial Period").

     2.2  Allocation of Advertising Commitment: BBS Advertising committed to by
          ------------------------------------
          DIRECTV with respect to the Initial Period shall be allocated among each calendar year during the Initial Period in accordance with the following, unless DIRECTV and BBS otherwise agree:

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          Within each of the aforesaid calendar years, DIRECTV's minimum aggregate BBS Advertising commitment for such calendar year shall be allocated among each applicable calendar quarter in accordance with the following, unless DIRECTV and BBS otherwise agree:

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     DIRECTV may (i) vary the dollar figures applicable to the quarterly periods of calendar year 2000 by as much as 5% in a quarter, provided that the
     total for 2000 equals at least            , (ii) vary the dollar figures
     applicable to the quarterly periods of calendar year 2001 by as much as 5% in a quarter, provided that the total for 2001 equals at least and (iii) vary the dollar figures applicable to the first two (2) quarterly periods of calendar year 2002 by as much as 5% in a quarter, provided that the total for the first two (2) quarters of 2002 equals at least
               . Notwithstanding the foregoing provisions (including, without limitation, the provisions of the immediately preceding sentence), DIRECTV at all times reserve the right to accelerate any or all of its advertising commitment within a given year and between years, and payments made in excess of the minimum in connection with any such acceleration shall reduce corresponding payment amounts required in future calendar periods.

     2.3  Payments For BBS Advertising: Payment by DIRECTV for the BBS
          ----------------------------
          Advertising shall be made on a monthly basis, with payment for any month made no later than forty-five (45) days after DIRECTV's receipt of an invoice for such month

     2.4  DIRECTV Option: DIRECTV shall have the option, exercisable upon
          --------------
          written notice provided no later than November 1, 2001, to continue to purchase the BBS Advertising for an additional twenty-four (24) month period commencing upon the expiration of the Initial Period (the "Extension Period") on the same terms as are applicable during the Initial Period (including, without limitation, the category exclusivity set forth in Section 2.8 below, which would then run through the end of the Extension Period), with the exception that the amount of purchase for the Extension Period would be no less than $8,500,000 for BBS Advertising. BBS Advertising committed to by DIRECTV with respect to the Extension Period shall be allocated among each of the two (2) twelve month periods comprising the Extension Period in accordance with the following, unless DIRECTV and BBS otherwise agree:

     BBS Advertising committed to by DIRECTV with respect to the Extension Period shall be further allocated among each calendar quarter during the Extension Period in accordance with the following, unless DIRECTV and BBS otherwise agree:

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     DIRECTV may (i) vary the dollar figures applicable to the quarterly periods of the First Extension Year by as much as 5% in a quarter, provided that
     the total for the First Extension Year equals at least            and (ii)
     vary the dollar figures applicable to the quarterly periods of the Second Extension Year by as much as 5% in a quarter, provided that the total for
     the Second Extension Year equals at least           .   Notwithstanding the
     foregoing provisions (including, without limitation, the provisions of the immediately preceding sentence), DIRECTV at all times reserve the right to accelerate any or all of its advertising commitment within the First Extension Year and within the Second Extension Year and between the First Extension Year and the Second Extension Year, and payments made in excess of the minimum in connection with any such acceleration shall reduce corresponding payment amounts required in future calendar periods.

     2.5  Rate Card: BBS Advertising shall be purchased by DIRECTV under this
          ---------
          Agreement on an Impressions basis, using BBS' standard rate card (as modified by BBS from time-to-time, the "Rate Card"; a copy of the current Rate Card is attached hereto as Exhibit "A"); provided, that all BBS Advertising purchased by DIRECTV under this Agreement shall be
          sold at of                    the Rate Card rate. To the extent that
          any "make goods" should become necessary due to shortfalls in Impressions delivered, the additional Impressions shall be promptly provided (i.e., provided in the next succeeding calendar quarter), at no additional cost, in additional advertising placement on BBS Properties, with such placement (across the various BBS Properties and within any particular BBS Property) to be reasonably approved by DIRECTV .

     2.6  Placement and Scheduling of BBS Advertising: Within thirty (30) days
          -------------------------------------------
          after the Effective Date, the Parties shall mutually agree upon the placement (across the various BBS Properties and within any particular BBS Property) and scheduling of DIRECTV's advertising on the BBS Properties for the first half of 2000. The Parties shall thereafter meet and agree on the upcoming schedule and placement for subsequent periods on a quarterly basis. All scheduling shall be consistent with the requirements of Section 2.2 above.

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     2.7   Use of Purchased BBS Advertising: DIRECTV may use the BBS Advertising
           --------------------------------
           purchased hereunder only as follows: (a) DIRECTV may use the BBS Advertising for the placement of advertising regarding DIRECTV's equipment, generic DIRECTV service offers that do not identify any particular programming, DIRECTV's Professional League Packages or DIRECTV programming packages/programming offers in connection with customer acquisition and/or customer up-grade (it being agreed that such offers may make reference to "Total Choice Sports" but shall not otherwise emphasize, although they may incidentally refer to, any DTV Programming Service that emphasizes sports); and (b) DIRECTV may use
           up to     of the BBS Advertising in any calendar quarter to promote
           third party products and services unrelated to DIRECTV, subject, however, to BBS' prior written consent, which shall not be unreasonably withheld (the "Third Party Advertising"). BBS shall be deemed to have pre-approved Third Party Advertising by the following third Persons, subject to approval of the creative elements (to assure compliance with BBS' standards and practices regarding Third Party Advertising on the BBS Properties): DIRECTV system hardware manufacturers, retailers of DIRECTV system hardware and DIRECTV services and DIRECTV advanced product partners, such as WINK and TiVo. DIRECTV shall be responsible for payment of all Third Party Advertising.

     2.8   Category Exclusivity:  During the three (3) year period commencing
           --------------------
           August 1, 2000, DIRECTV shall be the exclusive multi-channel that is advertised on the BBS
           Properties and BBS shall not sell, during such period, advertising on
           the BBS Properties to any                                or
                                supporting a                                (for
           example,





     2.9   Further Coordination: Within thirty (30) days after the Effective
           --------------------
           Date, the Parties shall meet to discuss and coordinate related matters such as (a) technical specifications, (b) ad-insertion mechanics and (c) BBS' standards and practices regarding advertising content (with BBS agreeing to advise DIRECTV, from time-to-time, of any changes to such standards and practices).

     2.10  Periodic Statements: BBS has advised DIRECTV that BBS does not
           -------------------
           customarily send Impressions reports to third party advertisers on the BBS Properties with respect to the BBS Advertising that such third party advertisers have purchased. However, BBS agrees that it will, on a quarterly basis and upon DIRECTV's request from time-to-time, provide DIRECTV with redacted copies of the Impressions reports that BBS receives from DART (Double-Click), to the extent necessary to provide DIRECTV with confirmation regarding the number of Impressions received by the BBS Advertising purchased by DIRECTV under this Agreement.

3.     CONFIDENTIALITY: Each Party understands that during the term of this
       ---------------
       Agreement it may have access to, or there may be disclosed to it ("Recipient"), certain information not generally known to the public about the other party ("Discloser") or other parties with whom Discloser is doing business (including, without limitation, information relating to its technical, marketing, product and/or business affairs) (hereinafter collectively referred to as

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       "Confidential Information"). During and after the term of this Agreement,
       Recipient will (a) take such precautions (but no less than reasonable precautions) to protect the confidentiality of the Confidential Information of Discloser as Recipient takes to protect its own similar confidential information; and (b) not disclose any Confidential Information of Discloser to any third party without the express authorization of an officer of Discloser other than to (a) those of its employees, agents and advisors who have a need to know such information to enable Recipient to perform its obligations hereunder, who are advised of the confidential and proprietary nature of such information, and who are subject to a duty of loyalty and confidentiality to Recipient and (b) a potential private investor in a Party or a potential purchaser of a Party (or of all or substantially all of the assets of a Party) and its representatives, all on a need to know basis and subject to such potential investor/purchaser executing a confidentiality agreement pursuant to which such potential investor/purchaser agrees, on behalf of itself and its representatives, to comply with the confidentiality provisions of this Section.

       In the event Recipient is directed to disclose any Confidential Information of Discloser by operation of law or in connection with a judicial or governmental proceeding or inquiry, it will promptly notify Discloser in writing and will assist Discloser in seeking a suitable protective order or assurance of confidential treatment and in taking any other steps deemed reasonably necessary by Discloser to preserve the confidentiality of any such information; nevertheless, Recipient may disclose only that portion of Discloser's Confidential Information as is required to comply with any applicable judicial or governmental order and will afford Discloser a reasonable opportunity to review and comment on the text of any such disclosure before it is made by Recipient. Recipient's obligations contained in this paragraph will not apply to any information that: (i) is rightfully in the possession of Recipient from a source other than Discloser prior to the time of disclosure of said information to Recipient hereunder ("Time of Receipt"); (ii) is in the public domain prior to the Time of Receipt; (iii) becomes part of the public domain after the Time of Receipt by any means except an unauthorized act or omission or breach of this Agreement on the part of Recipient or any of its employees, agents or advisors; (iv) is supplied to Recipient after the Time of Receipt without restriction by a third party who is under no obligation to Discloser to maintain such information in confidence; or (v) is developed by or for Recipient independently of and without reference to any Confidential Information of Discloser.

4.     REPRESENTATIONS AND WARRANTIES: Each of the Parties (as applicable, the
       ------------------------------
       "Warranting Party") hereby represents and warrants to the other that: (i) the Warranting Party has full authority to enter into this Agreement and to perform its obligations hereunder without violating the rights of, or any agreement involving, any other Person; and (ii) all obligations owed or to be owed to third Persons by the Warranting Party with respect to the activities contemplated to be undertaken by the Warranty Party pursuant to this Agreement are or will be fully satisfied by the Warranting Party, such that the other Party will not have any obligations with respect thereto; and (iii) the Warranting Party is not contractually or legally restricted from performing its obligations under this Agreement. In addition, BBS hereby further represents and warrants that the rate card provided to DIRECTV as BBS' Rate Card (from time-to-time, as contemplated by Section 2.5 above) shall, in each instance, reflect rates that are representative of the rates generally sought by BBS, and received by BBS (within a twenty percent (20%) price variance) from the majority of its customers, in connection with ordinary course ad sales (other than (i) ad sales involving customers with whom BBS otherwise has significant/strategic dealings, (ii) ad sales that are part of introductory or special incentive programs and (iii) ad sales with a committed value of more than $25,000).

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5.     INDEMNIFICATION:
       ---------------

    5.1  Indemnification Obligations:  Each Party (the "Indemnifying Party")
         ---------------------------
         shall indemnify, defend and hold harmless the other Party (the "Indemnified Party") and the Indemnified Party's Affiliates, officers, directors, employees, agents, successors and assigns (collectively with the Indemnified Party, the "Indemnified Group") from, against and with respect to any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with any claim against the Indemnified Group arising out of (a) the Indemnifying Party's breach of any of its obligations, agreements or covenants under this Agreement, (b) a breach of any representation or warranty made by the Indemnifying Party under this Agreement, (c) any libel, slander, defamation, invasion of privacy or violation or infringement of copyright, trademark or other third party proprietary rights as a result of any services, materials or advertising performed or provided by the Indemnifying Party pursuant to or in furtherance of the activities contemplated under this Agreement, or (d) any violation of Law committed by the Indemnified Party.

    5.2  Defense of Third Party Claims: The Indemnified Party shall promptly
         -----------------------------
         notify the Indemnifying Party in writing of any third party claim or litigation to which the indemnification provisions of Section 5.1 apply, and the Indemnifying Party shall assume the defense of any such claim or litigation (provided, that the Indemnified Party shall have the right to engage separate counsel of its choice and participate in the defense, negotiation and settlement of such action or proceeding, but shall bear the fees and expenses of such separate counsel retained by the Indemnified Party and the Indemnified Party shall cooperate in the defense of such claim at no cost or charge to the Indemnifying Party, other than for performing such acts as the Indemnifying Party shall request). If, for any reason, the Indemnifying Party shall fail to appoint counsel on a timely basis, or otherwise fails to confirm its assumption of the defense of any applicable claim, the Indemnified Party may engage its own counsel and the reasonable costs and expenses made in connection therewith shall be paid by the Indemnifying Party. The Indemnified Party shall have the right to approve or disapprove the settlement or disposition of any such claim or litigation proposed by the Indemnifying Party, which right shall expire twenty (20) days following the Indemnified Party's receipt of written notice thereof. The Indemnifying Party shall not have the right to enter into any settlement or compromise unless, in connection therewith, the Indemnifying Party obtains from the claimants a full release of all related claims against the Indemnified Group and does not otherwise purport to adversely affect or curtail the Indemnified Group's proprietary rights or interests.

6.     DISCLAIMERS OF WARRANTY: THE WARRANTIES SET FORTH IN SECTION 4 ARE
       -----------------------
       LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE RESPECTIVE PARTIES. THE PARTIES EXPRESSLY DISCLAIM, AND HEREBY EXPRESSLY WAIVE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BBS SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT
       TO: (a) THE BBS PROPERTIES, INCLUDING, WITHOUT LIMITATION, THAT (i) FUNCTIONALITY OF THE BBS PROPERTIES WILL BE UNINTERRUPTED OR ERROR-FREE,
       (ii) THE BBS PROPERTIES WILL NOT CONTAIN VIRUSES OR OTHER HARMFUL COMPONENTS, (iii) THE SECURITY METHODS EMPLOYED WITH RESPECT TO THE BBS PROPERTIES WILL BE SUFFICIENT, AND (iv) ANY CONTENT ON THE

                                       8
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       BBS PROPERTIES IS CORRECT, ACCURATE OR RELIABLE; AND (b) ANY PRODUCT OR
       SERVICE OFFERED OR SOLD THROUGH THE BBS PROPERTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF TITLE OR NON-INFRINGEMENT OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.     LIMITATION OF LIABILITY: SUBJECT TO THE INDEMNIFICATION OBLIGATIONS OF
       -----------------------
       THE PARTIES UNDER SECTION 4 WHICH APPLY IN THE EVENT OF ANY THIRD PARTY CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.     TERMINATION:  This Agreement may be terminated by a Party, in its
       -----------
       discretion, at any time after any of the following occurrences:

     8.1  Termination by BBS: BBS may terminate this Agreement under the
          ------------------
          following circumstances:

          (a)  Breach of Material Obligation: DIRECTV fails to perform any
               -----------------------------
               material agreement, term or covenant under this Agreement, unless
               (i) DIRECTV cures such failure within thirty (30) days after receipt of such written notice thereof from BBS or (ii) DIRECTV has diligently commenced reasonable steps to cure such failure within such thirty (30) day period and thereafter diligently and completely cures such failure within an additional thirty (30) day period;

          (b)  Breach of Representation/Warranty: Any representation or warranty
               ---------------------------------
               made by DIRECTV hereunder proves to be inaccurate in any material respect, in which case BBS shall have the right to terminate this Agreement upon thirty (30) days prior written notice to DIRECTV of such inaccuracy.

          (c)  Insolvency: Upon the filing of a voluntary or involuntary
               ----------
               petition in bankruptcy by or against DIRECTV or upon the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of DIRECTV's property, provided, that in the case of an involuntary petition or appointment, BBS shall not have the right to terminate if the applicable involuntary action is vacated within thirty (30) days.

     8.2  Termination by DIRECTV: DIRECTV may terminate this Agreement under the
          ----------------------
          following circumstances:

          (a)  Breach of Material Obligation: BBS fails to perform any material
               -----------------------------
               agreement, term or covenant under this Agreement, unless (i) BBS cures such failure within thirty (30) days after receipt of such written notice thereof from DIRECTV or (ii) BBS has diligently commenced reasonable steps to cure such failure within such thirty (30) day period and thereafter diligently and completely cures such failure within an additional thirty (30) day period;

          (b)  Breach of Representation/Warranty: Any representation or warranty
               ---------------------------------
               made by BBS hereunder proves to be inaccurate in any material respect, in which case DIRECTV shall have the right to terminate this Agreement upon thirty (30) days prior written notice to BBS of such inaccuracy.

          (c)  Insolvency: Upon the filing of a voluntary or involuntary
               ----------
               petition in bankruptcy by or against BBS or upon the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of BBS's property, provided, that in the case of an involuntary petition or appointment, DIRECTV shall not have the right to terminate if the applicable involuntary action is vacated within thirty (30) days.

     8.3  Remedies: The foregoing termination rights are in addition to a
          --------
          Party's other rights at law or in equity or pursuant to any other provision of this Agreement.

9.     MISCELLANEOUS:
       -------------

     9.1  Invoices:  The Parties agree that, in respect of any payment hereunder
          --------
          not otherwise specifically provided for as to date of payment, each Party shall invoice the other Party for any amount due to it hereunder and payment shall be due and payable no later than forty-five (45) calendar days following receipt of such invoice. The failure by a Party to provide a timely invoice to another Party shall not constitute a waiver by it of its right to receive such amounts but the corresponding payment shall not be deemed due and payable until the expiration of the due date as determined in this Section.

     9.2  Severability:  If any term or other provision of this Agreement is
          ------------
          invalid, illegal or incapable of being enforced by reason of any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     9.3  No Waiver:  The failure of either Party to partially or fully exercise
          ---------
          any right or the waiver by either Party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

     9.4  Assignment:  Neither Party may assign any of its rights or obligations
          ----------
          under this Agreement to any other Person without the other Party's prior written consent; provided, that either Party may assign its rights and obligations under this Agreement to an Affiliate, to a third Person which acquires all or substantially all of such Party's assets or to a third Person into which such Party may be merged or consolidated, provided that the applicable assignee agrees to assume all of the assigning Party's obligations hereunder and subject to the further understanding that the assigning Party shall nevertheless remain liable for its obligations hereunder (notwithstanding such assignment) in the absence of a contrary written agreement with the non-assigning Party.

                                       10
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     9.5  Survival: Upon expiration or termination of this Agreement, the
          --------
          provisions of Sections 3, 5, 6 and 7 above shall survive.

     9.6  Governing Law/Jurisdiction: This Agreement and all matters collateral
          ---------------------------
          hereto shall be construed and enforced in accordance with the laws of the State of California applicable to contracts executed and performed entirely therein. Each of the Parties hereby irrevocably agrees that the state and federal courts located in Los Angeles, California shall have sole jurisdiction over any suit or other proceeding arising out of or based upon this Agreement and each Party hereto hereby waives any claim that it is not subject personally to the jurisdiction of said courts of that any such suit or proceeding is brought in an inconvenient forum or improper venue. Each of the Parties hereto irrevocably agrees that service of process in any such suit or other proceeding shall be properly made (without limitation) if delivered to the address(es) set forth in Section 9.11 below.

     9.7  Third Party Beneficiaries:  No other Persons shall be deemed a third
          -------------------------
          party beneficiary of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.8  Amendments: This Agreement may not be amended or modified except by an
          ----------
          instrument in writing signed by both BBS and DIRECTV.

     9.9  Force Majeure: Neither Party shall be liable to the other Party for
          -------------
          any losses or damages incurred by such other Party for breach of any representation, warranty or covenant made by it in this Agreement or for failure or delay in providing any services or content described in this Agreement where such breach, failure or delay is due to acts of God, failure of carriers, labor disputes, war, public disaster, failure or delay in software encoding, or any other cause beyond its control.

     9.10 Counterparts:  This Agreement may be executed in one or more
          ------------
          counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     9.11 Notices: All notices hereunder shall be in writing and shall be sent
          -------
          by certified mail (return receipt requested) or registered mail, by air courier service, by personal delivery or by facsimile confirmed by mail (provided that notices of breaches under this Agreement may not be made by facsimile) to the address (or fax number) of the Party for whom it is intended, as follows:

          BBS: Broadband Sports, Inc., 2120 Colorado Avenue, Suite 200, Santa Monica, California 90404, Fax No. 310\453-8101, Attn: Vice President, Business Development, with a separate copy to the attention of Vice President, General Counsel.

          To DIRECTV: DIRECTV, 2230 E. Imperial Hwy, El Segundo, California 90245, Fax No. 310\535-5420, Attn: Vice President of New Ventures, with a separate copy to the attention of the General Counsel, Fax No. 310\726-4991.

          All notices shall be deemed to have been given (a) on the fifth business days after the date when sent by registered or certified mail, if sent by mail, (b) on the first business day after the date of delivery to an air courier service, if sent by air courier or (c) on the date of receipt, if sent by personal delivery or facsimile.

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

     9.12 Captions: The headings of sections and subsections contained in this
          --------
          Agreement are intended for convenience only, and they shall not be of any effect in construing the contents of the respective sections and subsections.

     9.13 Entire Agreement: This Agreement sets forth the entire agreement
          ----------------
          between the Parties on this subject and supersedes all prior negotiations, understandings and agreements between the Parties concerning the subject matter.

          IN WITNESS WHEREOF, BBS and DIRECTV have each executed this Agreement as of the Effective Date.



BROADBAND SPORTS, INC.                      DIRECTV, INC.



By:                                         By:
   ---------------------------------           --------------------------------
Name:                                       Name:
Title:                                      Title:


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

                                   EXHIBIT A
                                   ---------

                            BBS' CURRENT RATE CARD

                                       13